Exhibit 10.7
RESTRICTED STOCK UNIT AGREEMENT FOR DIRECTORS
HERCULES OFFSHORE, INC.
2015 LONG-TERM INCENTIVE PLAN
This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”) as of [_________], 20[__] (the “Date of Grant”).
W I T N E S S E T H
WHEREAS, the Company has adopted the Hercules Offshore, Inc. 2015 Long-Term Incentive Plan (the “Plan”); and
WHEREAS, the Compensation Committee of the Board of Directors (the “Board”) believes that the grant of Restricted Stock Units to the Participant as described herein is consistent with the stated purposes for which the Plan was adopted.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
1. Restricted Stock Units. In consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, [                    ] Restricted Stock Units, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock Units”). The Restricted Stock Units do not constitute Stock and the Participant shall have no rights as a shareholder relating thereto unless and until such Restricted Stock Units are settled in accordance with Section 3 below. Participant acknowledges that the Restricted Stock Units are subject to the Nonqualified Deferred Compensation Rules and that Participant should consult a tax adviser with respect to the Award. The Participant acknowledges receipt of a copy of the Plan, and agrees that the Restricted Stock Units granted hereunder shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement that are not defined herein shall have the meanings given to them in the Plan.
2. Vesting.
(a) Participant will vest in 100% of the Restricted Stock Units covered by this Award on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the Date of Grant or (ii) a Change in Control (each, a “Vesting Date”), subject to the Participant’s continuing service on the Vesting Date.

(b) Upon the cessation of Participants’ service on the Board for any reason prior to the Vesting Date, the Restricted Stock Units shall be forfeited immediately without consideration and Participant shall have no right or entitlement with respect thereto; provided, however, that the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested shares of Restricted Stock Units.

(c) The Company shall establish and maintain a Restricted Stock Unit bookkeeping account for Participant, and such account shall be credited with the number of Restricted Stock Units granted to Participant
3. Settlement of Restricted Stock Units.
(a) Restricted Stock Units that have vested pursuant to Section 2(a) of this Agreement shall be settled on the earlier of (i) a Change in Control or (ii) the cessation of the Participant’s service on the Board provided, that, such cessation must constitute a “separation from service” within the meaning of Section 409A of the Code, including Section 1.409A-1(h) of the Final Treasury Regulations promulgated thereunder. Upon settlement, Participant shall be paid the number of shares of Stock equal to the number Restricted Stock Units subject to this Award
(b) Upon settlement pursuant to Section 3(a), shares of Stock will be transferred to the Participant and a certificate or certificates representing the Stock will be issued in the name of the Participant. Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Stock by means of electronic book-entry, rather than issuing physical share certificates. The delivery of any shares of Stock pursuant to this Agreement is subject to the provisions of Section 8 below.
4. Limitation of Rights. Nothing in this Agreement or the Plan shall be construed to (i) give the Participant any right to future Awards; (ii) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or (iii) confer upon the Participant the right to continue to serve on the Board, or affect the right of the Company to terminate the service of the Participant on the Board at any time or for any reason.
5. Entitlement to Benefit. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Restricted Stock Units awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

6. Transfer Restrictions. Neither the Restricted Stock Units nor any right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, hypothecation, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to effect any such action shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or his beneficiary hereunder shall become bankrupt or attempts to violate the restrictions of this Section 6, or if any creditor shall attempt to subject any right or benefit under this Agreement the to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.
7. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
8. Securities Act. The Company will not be required to deliver any shares of Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion:
(a) Stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof, within the meaning of the Securities Act;
(b) Stating that the Participant will not sell, transfer, assign, pledge or hypothecate any shares of Stock that the Participant may then own or thereafter acquire except either (i) through a broker on a national securities exchange or (ii) with the prior written approval of the Company; and
(c) Containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.
9. Taxes.
(a) The Participant acknowledges his status as an independent contractor of the Company and agrees to bear sole responsibility for payment of any and all federal, state and local income, employment, social security, workers’ compensation insurance and unemployment insurance taxes relating in any way to the award of Restricted Stock Units or the settlement thereof hereunder.
(b) The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the Restricted Stock, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Stock pursuant to the Forfeiture Restrictions. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that he has consulted with any tax consultants that the Participant deems advisable in connection with the issuance of the Restricted Stock Units.
10. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Stock Units granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
11. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.
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 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and the Participant has hereunto set his hand as of the day and year first above written.

HERCULES OFFSHORE, INC.

By:
John T. Rynd Chief Executive Officer and President

PARTICIPANT

[Insert name of Participant]

SIGNATURE PAGE TO
RESTRICTED STOCK AGREEMENT FOR DIRECTORS